Exhibit 99.1

AND TRUST FINANCIAL CORP.

News Release
For Immediate Release

Contact:
C. Harril Whitehurst, Jr.
Senior Vice President and CFO
804-897-3900
hwhitehurst@villagebank.com

VILLAGE BANK AND TRUST FINANCIAL CORP.
REPORTS CONTINUED NET INCOME
FOR THE FIRST QUARTER OF 2011

Midlothian, Virginia, May 5, 2011.  Village Bank and Trust Financial Corp. (the “Company”) (NASDAQ symbol: VBFC), parent company of Village Bank (the “Bank”), reported today its financial results for the first quarter of 2011.  For the three months ended March 31, 2011, the Company had net income of $83,000 and a net loss available to common shareholders of $(135,000), or $(0.03) per fully diluted share, compared to net income available to common shareholders of $306,000, or $0.06 per fully diluted share, for the same period in 2010.

The first quarter of 2011 represents the fifth consecutive quarter we have had net income before preferred stock dividends and accretion of discount.  The key factors that resulted in the decline in net income for the first quarter of 2011 compared to the same period in 2010 were higher loan loss provisions and expenses associated with foreclosed real estate, which increased by $503,000 and $252,000, respectively.  The recessionary economy continues to negatively impact our earnings in 2011.

First Quarter 2010 Highlights

➢
Our net interest margin improved to 3.79% for the three months ended March 31, 2011 from 3.26% for the same period in 2010.  This improvement resulted in an increase in net interest income before provision for loan losses of $622,000, or 14%, from $4,416,000 for the first three months of 2010 to $5,038,000 in 2011.

➢
The impact on earnings related to asset quality increased in the first quarter of 2011 when compared to the same period in 2010.  We recorded a provision for loan losses of $1,003,000 and $462,000 in expenses related to foreclosed assets for the first quarter of 2011 compared to $500,000 and $210,000, respectively, for the same period in 2010.  However, the impact on earnings related to asset quality declined in the first quarter of 2011 compared to the provision for loan losses of $1,692,000 and expenses related to foreclosed assets of $685,000 recorded in the fourth quarter of 2010.

➢
Pre-tax, pre-provision earnings amounted to $1,195,000 for the first quarter of 2011, a decrease of $44,000, or 4%, compared to the $1,239,000 for the first quarter of 2010, and a decrease of $697,000, or 37%, compared to the $1,892,000 for the fourth quarter of 2010.  The decline in pre-tax, pre-provision earnings from the fourth quarter of 2010 is attributable to declines in net interest income of $100,000 and earnings by our mortgage company of $593,000.  The significant decline in earnings by our mortgage company is due to a decline in business that is normal in the first quarter of the year.  The mortgage company originated $42,899,000 in loans for the first quarter of 2011 compared to $78,345,000 for the fourth quarter of 2010.

➢
Nonperforming assets, consisting of nonaccrual loans and foreclosed real estate, decreased from $32,352,000 at December 31, 2010 to $31,073,000 at March 31, 2011, a decrease of $1,279,000 or 4%.  The level of nonperforming assets at March 31, 2011 is the lowest it has been since June 30, 2009.

➢	The Bank’s total risk-based capital ratio increased to 12.40% at March 31, 2011 from 12.12% at December 31, 2010. The Company and the Bank remained well capitalized at March 31, 2011.

Thomas W. Winfree, President and Chief Executive Officer, commented, “We continue to make headway in addressing nonperforming assets and improving profitability.  I am proud of these accomplishments in the most difficult of times.  However, it is important to recognize that the economy continues to be weak and is affecting our borrowers.  While over the coming months we may see some bright spots in the economy, we cannot let our guard down.  We will continue our focus on reducing nonperforming assets until they are at more reasonable and acceptable levels.”

Mr. Winfree continued, “The good news is that we remain profitable and our capital ratios are strong and continue to increase.  The strength of the core earnings and capital as well as the declining nonperforming assets makes me optimistic about the future and our ability to continue to be a financially strong Bank.  I want to thank our shareholders for their continued support, and want to reassure you that we are doing the right things to ensure we will emerge as a strong and solid financial institution.”

Net Interest Income and Net Interest Margin

Net interest income is our primary source of earnings and represents the difference between interest and fees earned on interest-earning assets and the interest paid on interest-bearing liabilities.  Net interest income for the three months ended March 31, 2011 was $5,038,000, an increase of $622,000, or 14%, over net interest income of $4,416,000 for the same period in 2010.  This increase is due to an improving net interest margin, primarily as a result of a declining cost of funds, which declined from 2.36% for the first quarter of 2010 to 1.86% for the first quarter of 2011.

Our net interest margin is reflected in the following table:

Quarter Ended

December 31, 2009	3.18%
March 31, 2010	3.26%
June 30, 2010	3.46%
September 30, 2010	3.74%
December 31, 2010	3.84%
March 31, 2011	3.79%

The small decline in the net interest margin from the fourth quarter of 2010 to the first quarter of 2011 is a result of a strategic shift in our interest-earning assets from loans to investment securities and federal funds sold.  Yields on loans generally are higher than yields on more liquid assets such as investment securities and federal funds sold.

Asset Quality and Provision for Loan Losses

Provisions for loan losses amounted to $1,003,000 for the three months ended March 31, 2011 compared to $500,000 for the same period in 2010.  The increase in the provision for loan losses in 2011 reflects the continued stress on our borrowers from the recessionary economy.  Asset quality continues to be a concern as there continues to be uncertainty in the economy.  However, our nonaccrual loans continue to decrease which is a positive indicator that of improving asset quality.

Nonperforming assets consisting of nonaccrual loans and other real estate owned consisted of the following at the indicated dates (dollars in thousands):

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2011	2010	2010	2010	2010

Nonaccrual loans
Number	97	106	117	132	130
Amount	$17,568	$20,324	$23,943	$31,106	$33,255
Other real estate owned	13,505	12,028	12,941	11,816	10,715

Nonperforming assets	$31,073	$32,352	$36,884	$42,922	$43,970

Percentage of total assets	5.11%	5.47%	6.32%	7.08%	7.14%

The continued decline in nonperforming assets reflects the focus of management on this effort.  The $31,073,000 in nonperforming assets at March 31, 2011 represents a decline of $12,897,000, or 29%, from the amount one year earlier.

In addition to the nonperforming assets at March 31, 2011, there were eight loans past due 90 days or more and still accruing interest totaling $440,000.  We believe that these assets are adequately collateralized and are currently recorded at realistically recoverable values.  However, economic circumstances related to specific credit relationships are changing, which may impact our assessments of collectability in the future.

The following table reflects details related to asset quality and allowance for loan losses of Village Bank (dollars in thousands):

	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2011	2010	2010	2010	2010

Loans 90 days past due and
still accruing	$440	$315	$738	$959	$2,535

Restructured loans	25,932	21,695	21,703	16,722	16,737

Nonaccrual loans	17,568	20,324	23,943	31,106	33,255

Other real estate owned	13,505	12,028	12,941	11,816	10,715

Allowance for loan losses
Beginning balance	$7,312	$9,819	$9,500	$9,091	$10,522
Provision for loan losses	1,003	1,692	1,410	1,240	500
Charge-offs	(883)	(4,207)	(1,091)	(954)	(2,114)
Recoveries	2	8	-	123	183
Ending balance	$7,434	$7,312	$9,819	$9,500	$9,091

Ratios
Allowance for loan losses to
Loans, net of unearned income	1.68%	1.61%	2.14%	2.05%	1.96%
Nonaccrual loans	42.32%	35.98%	41.01%	30.54%	27.34%
Nonperforming assets to total assets	5.11%	5.47%	6.32%	7.08%	7.14%

Noninterest Income

Noninterest income decreased from $2,154,000 for the three months ended March 31, 2010 to $2,055,000 for the same period in 2011, a decrease of $99,000, or 5%.  This decrease in noninterest income is primarily a result of a gain on the sale of land behind one of our branches of $243,000 in the first quarter of 2010.

Noninterest Expense

Noninterest expense increased by $567,000 from the first quarter of 2010 to the first quarter of 2011.  The more significant increases in noninterest expense were increases  in salaries and benefits of $283,000 and expenses related to foreclosed real estate of $252,000.  The increase in salaries is attributable to promotional raises, an increase in the cost of benefits and a decline of $151,000 in the amount of capitalized salary cost related to the origination of loans.

Consolidated Assets

Total assets increased by $16,484,000, or 3%, to $608,263,000 at March 31, 2011 from $591,779,000 at December 31, 2010. This increase in total assets was primarily attributable to an increase in liquid assets (cash and due from, federal funds sold and investment securities available for sale) of $37,717,000 offset by declines in loans held for investment of $10,603,000 and loans held for sale of $11,242,000.

Deposits and Other Borrowings

Deposits increased by $5,947,000, or 1%, from $499,012,000 at December 31, 2010 to $504,959,000 at March 31, 2011.  Checking and savings accounts increased by $9,972,000, money market accounts increased by $1,079,000 and time deposits decreased by $5,104,000.  The cost of our interest bearing deposits declined to 1.81% for the first quarter of 2011 compared to 1.85% for the fourth quarter of 2010.

Other borrowings increased by $11,076,000 during the three months ended March 31, 2011, from $41,679,000 at December 31, 2010 to $52,755,000 at March 31, 2011.  This increase in borrowings is primarily a result of an increase in advances from the Federal Home Loan Bank of $10,000,000 which was used to purchase securities at a positive interest rate spread.  The cost of borrowings decreased to 2.36% for the first quarter of 2011 compared to 2.59% for the fourth quarter of 2010.

Equity

Consolidated stockholders’ equity totaled $48,159,000 at March 31, 2011, which represented a book value of $7.81 per common share.  At March 31, 2011, the Company and its subsidiary bank were classified as well-capitalized for regulatory capital purposes.

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank.  Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation.  The Bank has fourteen branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Non-GAAP Financial Measures

This press release refers to the net interest margin which is calculated by dividing net interest income by total average earning assets.  We also refer to the efficiency ratio in this press release which is computed by dividing noninterest expense by the sum of net interest income and noninterest income.  Such information is not in accordance with accounting principles generally accepted in the United States (GAAP), and should not be construed as such.  These are non-GAAP financial measures that we believe are common financial measures used by the financial services industry and provide investors with important information regarding our financial performance.

Pre-tax, pre-provision earnings, which adds back tax expense and the provision for loan losses to net income, is provided to demonstrate a more representative comparison of core operational performance without the volatile credit quality that is typically present in times of economic stress such as the financial industry is currently experiencing.  We believe that such financial information is meaningful to the reader in understanding operating performance but caution that such information should not be viewed as a substitute for GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the Company’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts; and (ii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) adverse governmental or regulatory policies may be enacted; (2) the interest rate environment may compress margins and adversely affect net interest income; (3) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (4) competition from other financial services companies in the Company’s markets could adversely affect operations; (5) a continuance of the current economic slowdown could adversely affect credit quality and loan originations; and (6) social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Web site www.sec.gov.

Financial Highlights
(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2011	2010
	(Unaudited)
Balance Sheet Data
Total assets	$608,263	$591,779
Investment securities	81,810	53,597
Loans held for sale	8,630	19,872
Loans, net	435,952	446,555
Deposits	504,959	499,012
Borrowings	52,755	41,679
Stockholders' equity	48,159	48,320
Book value per share	$7.81	$7.87
Total shares outstanding	4,243,378	4,238,416

Asset Quality Ratios
Allowance for loan losses to
Loans, net of unearned income	1.68%	1.61%
Nonaccrual loans	42.32%	35.98%
Nonperforming assets to total assets	5.11%	5.47%

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)
Selected Operating Data
Interest income	$7,359	$7,461
Interest expense	2,321	3,045
Net interest income before
provision for loan losses	5,038	4,416
Provision for loan losses	1,003	500
Noninterest income	2,055	2,154
Noninterest expense	5,898	5,331
Income tax expense	109	251
Net income	83	488
Net income (loss) available to
common shareholders	(135)	306
Income (loss) per common share
Basic	$(0.03)	$0.06
Diluted	$(0.03)	$0.06

Performance Ratios
Return on average assets	0.06%	0.32%
Return on average equity	0.70%	4.01%
Net interest margin	3.79%	3.26%
Efficiency (excluding expenses on forelcosed assets)	76.63%	77.95%

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